EXHIBIT 5.1

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                               Citicorp Center
                             153 East 53rd Street
                        New York, New York 10022-4675

                                    212 446-4800
                                                                    Facsimile:
                                                                  212 446-4900

                                August 7, 1997


Specialty Retailers, Inc.
10201 Main Street
Houston, Texas 77025

      Re: OFFER BY SPECIALTY RETAILERS, INC. TO EXCHANGE ITS (I) SERIES B 8 1/2% SENIOR NOTES DUE 2005 FOR ANY AND ALL ITS 8 1/2% SENIOR NOTES DUE 2005 AND (II) SERIES B 9% SENIOR SUBORDINATED NOTES DUE 2007 FOR ANY AND ALL ITS 9% SENIOR SUBORDINATED NOTES DUE 2007

Ladies and Gentlemen:

      We are acting as special counsel to Stage Stores, Inc., a Delaware corporation ("Stage"), Specialty Retailers, Inc., a Texas corporation and a wholly owned subsidiary of Stage (the "COMPANY"), and Specialty Retailers Inc.
(NV), a Nevada corporation and a wholly owned subsidiary of Stage ("Specialty NV" and, together with Stage, the "Guarantors") in connection with the proposed registration by the Company of (i) up to $200,000,000 in aggregate principal amount of the Company's Series B 8 1/2% Senior Notes due 2005 (the "SENIOR EXCHANGE NOTES") and (ii) up to $100,000,000 in aggregate principal amount of the Company's Series B 9% Senior Subordinated Notes due 2007 (the "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 orginally filed with the Securities and Exchange Commission (the "COMMISSION") on July 31, 1997 under the Securities Act of 1933, as amended (the "SECURITIES ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT"), for the purpose of effecting an exchange offer (the "EXCHANGE OFFER") for (i) the Company's 8 1/2% Senior Notes due 2005 (the "Senior Notes") and (ii) the Company's 9% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"), respectively. The Senior Exchange Notes are to be issued pursuant to the
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Specialty Retailers, Inc.
August 7, 1997
Page 2

Senior Notes Indenture (the "Senior Notes Indenture"), dated as of June 17, 1997, between the Company, the Guarantors, and State Street Bank and Trust Company, as Trustee (the "Trustee"), in exchange for and in replacement of the Company's outstanding Senior Notes, of which $200,000,000 in aggregate principal amount is outstanding. The Senior Subordinated Notes are to be issued pursuant to the Senior Subordinated Notes Indenture (the "Senior Subordinated Notes Indenture, and together with the Senior Notes Indenture, the "Indentures"), dated as of June 17, 1997, between the Company, the Guarantors, and the Trustee, in exchange for and in replacement of the Company's outstanding Senior Subordinated Notes, of which $100,000,000 in aggregate principal amount is outstanding. The Senior Exchange Notes will be guaranteed on a senior basis by the Guarantors (the "Senior Notes Guaranty"), and the Senior Subordinated Exchange Notes will be guaranteed on a senior subordinated basis by the Guarantors (the "Senior Subordinated Notes Guaranty and, together with the Senior Notes Guaranty, the "Guarantees").

      In connection with the Exchange Offer, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and the Guarantors, (ii) minutes and records of the corporate proceedings of the Company and the Guarantors with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of June 11, 1997, among the Company, Stage, Credit Suisse First Boston Corporation, Bear Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

      For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors, and others.
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Specialty Retailers, Inc.
August 7, 1997
Page 3

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

      (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Texas.

      (2) Stage is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

      (3) Specialty (NV) is a corporation existing and in good standing under the General Corporation Law of the State of Nevada.

      (4) The issuance of the Exchange Notes has been duly authorized by the Company.

      (5) Each Guarantee has been duly authorized by the respective Guarantor.

      (6) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indentures shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Notes shall have been validly tendered to the Company, (iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indentures, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of the Guarantors under the terms and conditions described in the Registration Statement, the Indentures, the resolutions of the Guarantors' Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained.

      Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public
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Specialty Retailers, Inc.
August 7, 1997
Page 4

policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinion in paragraphs 1, 2, and 3, we have relied exclusively upon recent certificates issued by the Texas Secretary of State with respect to the Company, the Delaware Secretary of State with respect to Stage, and the Nevada Secretary of State with respect to Specialty NV, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

      We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware or New York be changed by legislative action, judicial decision or otherwise.

      This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                      Yours very truly,

                                                     /s/ Kirkland & Ellis
                                                         KIRKLAND & ELLIS